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                                                                    EXHIBIT 4.07



                             1999 STOCK OPTION PLAN

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                                MACROMEDIA, INC.

                             1999 STOCK OPTION PLAN

                          As Adopted September 19, 1999
                           and Amended April 18, 2000


                1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 21, if they are not otherwise defined in other sections of this Plan.

                2.      SHARES SUBJECT TO THE PLAN.

                        2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 16, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 3,900,000 Shares. Subject to Sections 2.2 and 16, Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; and (b) an Option granted hereunder but are forfeited or are repurchased by the Company at the original issue price because the Shares are Unvested Shares at the time of the Participant's Termination, will again be available for grant and issuance in connection with future Options under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

                        2.2 ADJUSTMENT OF SHARES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and PROVIDED, FURTHER, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

                3. ELIGIBILITY. Options may be granted to employees, officers, consultants, independent contractors and advisers of the Company or any Parent or Subsidiary of the Company; PROVIDED such consultants, contractors and advisers (a) are natural persons; (b) render bona fide services; and (c) the services are not in connection with the offer and sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. A person may be granted more than one Option under this Plan. Options awarded to Insiders or other individuals who are officers of the Company may not exceed in the aggregate forty percent (40%) of all Shares that are reserved for grant under this Plan and employees who are not officers of the Company, or any Parent or Subsidiary of the Company must receive at least sixty percent (60%) of all Shares that are reserved for grant under this Plan.

                4.      ADMINISTRATION.

                        4.1 COMMITTEE AUTHORITY. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

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                (a)     construe and interpret this Plan, any Stock Option
                        Agreement and any other agreement or document executed pursuant to this Plan;

                (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Option;

                (c)     select persons to receive Options;

                (d)     determine the form and terms of Options;

                (e)     determine the number of Shares subject to Options;

                (f) determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Options under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

                (g)     grant waivers of Plan or Option conditions;

                (h) determine the vesting, exercisability and payment of Options;

                (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Option or any Stock Option Agreement;

                (j)     determine whether an Option has been earned; and

                (k) make all other determinations necessary or advisable for the administration of this Plan.

                        4.2 COMMITTEE DISCRETION. Any determination made by the Committee with respect to any Option will be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of this Plan or Option, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan. The Committee may delegate to one or more officers of the Company, each of whom are a member of the Board, the authority to grant an Option under this Plan to Participants who are not Insiders.

                5. OPTIONS. Only nonqualified stock options that do not qualify as incentive stock options within the meaning of Code Section 422(b) may be granted under this Plan. The Committee may grant Options to eligible persons and will determine (i) the number of Shares subject to the Option,
(ii) the Exercise Price of the Option, (iii) the period during which the Option may be exercised, and (iv) all other terms and conditions of the Option and, subject to the limits in Section 9 on the transferability of Options, whether the Option or any interest therein may be transferred during the Participant's lifetime, subject to the following:

                        5.1 FORM OF OPTION GRANT. Each Option granted under this Plan will be evidenced by a Stock Option Agreement. The Stock Option Agreement will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

                        5.2 DATE OF GRANT. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                        5.3 EXERCISE PERIOD AND EXPIRATION DATE. Options will be exercisable within the times or upon the occurrence of events determined by the Committee as set forth in the Stock Option Agreement governing such Option; PROVIDED, HOWEVER, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one

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time or from time to time, periodically or otherwise, in such number of
Shares or percentage of Shares as the Committee determines.

                        5.4 EXERCISE PRICE. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 of this Plan.

                        5.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Holder's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                        5.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

                (a) If the Participant is Terminated for any reason except death or Disability, then the Holder may exercise such Holder's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the Options.

                (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination), then Holder's Options may be exercised only to the extent that such Options would have been exercisable by Holder on the Termination Date and must be exercised by the Holder no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee) but in any event no later than the expiration date of the Options.

                        5.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that the minimum number will not prevent a Holder from exercising the Option for the full number of Shares for which it is then exercisable.

                        5.8 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; PROVIDED, HOWEVER, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price; and provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

                6.      PAYMENT FOR SHARE PURCHASES.

                        6.1 PAYMENT. Payment for Shares purchased on exercise of an Option may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                (a) in case of exercise by the Participant, Participant's guardian or legal representative or the authorized legal representative of Participant's heirs or legatees after Participant's death, by cancellation of indebtedness of the Company to the Participant;

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                (b)     by surrender of shares that either: (1) have been owned
                        by Holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Holder in the public market;

                (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; PROVIDED, HOWEVER, that a Holder who is not an employee of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash;

                (d) in the case of exercise by the Participant, Participant's guardian or legal representative or the authorized legal representative of Participant's heirs or legatees after Participant's death, by waiver of compensation due or accrued to the Participant for services rendered;

                (e)     by tender of property;

                (f) provided that a public market for the Company's stock exists:

                        (1) through a "same day sale" commitment from the Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Holder irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                        (2) through a "margin" commitment from the Holder and a NASD Dealer whereby the Holder irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                (g)     by any combination of the foregoing.

                        6.2 LOAN GUARANTEES. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

                7.      WITHHOLDING TAXES.

                         7.1      WITHHOLDING GENERALLY.  Whenever  Shares
are to be issued on exercise of Options granted under this Plan, the Company may require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. If a payment in satisfaction of an Option is to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                        7.2 STOCK WITHHOLDING. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Holder to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

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                8.      PRIVILEGES OF STOCK OWNERSHIP.

                        8.1 VOTING AND DIVIDENDS. No Holder will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Holder. After Shares are issued to the Holder, the Holder will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if the Shares are Unvested Shares, any new, additional or different securities the Holder may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Unvested Shares; provided, further that the Holder will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Holder's original Exercise Price pursuant to Section 10.

                        8.2 FINANCIAL STATEMENTS. The Company will provide financial statements to each Holder prior to such Holder's purchase of Shares under this Plan, and to each Holder annually during the period such Holder has Options outstanding; PROVIDED, HOWEVER, that the Company will not be required to provide such financial statements to Holders whose services in connection with the Company assure them access to equivalent information.

                9. TRANSFERABILITY. Unless otherwise restricted by the Committee, an Option shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (c) a Family Member of the Participant who has acquired the Option by Permitted Transfer; and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees.

                10. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right to repurchase at the Holder's Exercise Price a portion of or all Unvested Shares held by a Holder following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Holder purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness.

                11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

                12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Holder's Shares, the Committee may require the Holder to deposit all certificates representing the Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Holder who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Holder's obligation to the Company under the promissory note; PROVIDED, HOWEVER, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Holder under the promissory note notwithstanding any pledge of the Holder's Shares or other collateral. In connection with any pledge of the Shares, Holder will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

                13. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Holders, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a

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Holder an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Holder may agree.

                14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

                15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

                16.     CORPORATE TRANSACTIONS.

                        16.1 ASSUMPTION OR REPLACEMENT OF OPTIONS BY SUCCESSOR. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Options granted under this Plan are assumed or replaced by the successor corporation, which assumption will be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or
(d) any other transaction which qualifies as a "corporate transaction" under
Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Holders. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar considerations to Holders as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of Unvested Shares of the Company held by Holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Holder.

                        16.2 EXPIRATION OF OPTIONS. In the event such successor corporation, if any, refuses to assume or substitute the Options, as provided above, pursuant to a transaction described in Subsection 16.1(a) above, such Options shall expire on such transaction at such time and on such conditions as the Board shall determine. In the event such successor corporation, if any, refuses to assume or substitute the Options as provided above, pursuant to a transaction described in Subsections 16.1(b), (c) or (d) above, or there is no successor corporation, and if the Company ceases to exist as a separate corporate entity, then, notwithstanding any contrary terms in the Stock Option Agreement, the Options shall expire on a date at least twenty (20) days after the Board gives written notice to Holders specifying the terms and conditions of such termination.

                        16.3 OTHER TREATMENT OF OPTIONS. Subject to any greater rights granted to Participants under the foregoing provisions of this
Section 16, in the event of the occurrence of any transaction described in
Section 16.1, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

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                        16.4    ASSUMPTION OF OPTIONS BY THE COMPANY. The
Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Option under this Plan in substitution of such other company's option; or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (EXCEPT that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the
Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

                17. ADOPTION. This Plan will become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE").

                18. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

                19. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan.

                20. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                21. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

                        "BOARD" means the Board of Directors of the Company.

                        "COMMITTEE" means the Committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

                        "CODE" means the Internal Revenue Code of 1986, as amended.

                        "COMPANY" means Macromedia, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

                        "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                        "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                        "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

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                (a)     if such Common Stock is then quoted on the Nasdaq
                        National Market, its last reported sales price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by THE WALL STREET JOURNAL, for the over-the-counter market; or

                (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

                        "FAMILY MEMBER" includes any of the following:

                (a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

                (b) any person (other than a tenant or employee) sharing the Participant's household;

                (c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

                (d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

                (e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

                        "HOLDER" means the following person to the extent such person has or controls an interest in an Option at the time in question: (a) the Participant; (b) the Participant's guardian or legal representative; (c) a Family Member who is a transferee of an Option in a Permitted Transfer, and (d) the authorized legal representative of such person's heirs or legatees after such person's death.

                        "INSIDER" means an officer of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

                        "OPTION" means an Option of an option to purchase Shares pursuant to Section 5.

                        "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                        "PARTICIPANT" means a person who receives an Option under this Plan.

                        "PERMITTED TRANSFER" means, as authorized by this Plan and the Committee in an Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Option but only such transfers which are by gift or domestic relations order. A Permitted Transfer does not include any transfer for value and neither of the following are transfers for value:
(a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

                        "PLAN" means this Macromedia, Inc. 1999 Stock Option Plan, as amended from time to time.

                        "SEC" means the Securities and Exchange Commission.

                        "SECURITIES ACT" means the Securities Act of 1933, as amended.

                        "SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16, and any successor security.

                        "STOCK OPTION AGREEMENT" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

                        "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                        "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company except for sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

                        "UNVESTED SHARES" means "Unvested Shares" as defined in the Option Agreement.

                        "VESTED SHARES" means "Vested Shares" as defined in the Option Agreement.